UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2005

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

                    At the Annual Meeting of Stockholders of Wolverine World Wide, Inc. ("Wolverine") held on April 21, 2005, Wolverine's stockholders approved the Wolverine World Wide, Inc. Stock Incentive Plan of 2005 (the "Plan"). The Plan had been previously adopted by Wolverine's Board of Directors on February 10, 2005, subject to stockholder approval. The Plan, which will be administered by the Compensation Committee of the Board of Directors of Wolverine, allows for the award of stock options, stock appreciation rights, restricted stock, restricted stock units and stock awards to officers, employees and non-employee directors of Wolverine and its subsidiaries. Subject to certain anti-dilution provisions and other adjustments, the total number of shares available for issuance under the Plan is 4,250,000 shares of Wolverine's common stock.

                    The above description of certain terms and conditions of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Wolverine World Wide, Inc. Stock Incentive Plan of 2005.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2005	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Stephen L. Gulis, Jr.
Stephen L. Gulis, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Wolverine World Wide, Inc. Stock Incentive Plan of 2005.